EXHIBIT 10.1

UNIT PURCHASE AGREEMENT

This Unit Purchase Agreement ("Agreement"), is made and entered into as of the 29th day of January 2010 (the “Effective Date”) by and between GULFSTREAM INTERNATIONAL GROUP, INC., a Delaware corporation (the “Company”) having an executive office located at 3201 Griffin Road, 4th Floor, Fort Lauderdale, Florida 33312; and the Persons who have executed this Agreement on the Purchaser Signature Page (individually, the “Purchaser” and collectively, the “Purchasers”). The Company and each Purchaser is hereinafter sometimes referred to individually as a “Party” and the Company and all Purchasers are hereinafter sometimes referred to collectively as the “Parties.”

RECITALS:

A.           The Company desires to sell units of its equity securities hereinafter described (the “Units”) to the Purchasers to provide the Company with additional working capital.

B.           The Purchasers are willing to purchase the Units in the maximum amount of $1,500,000, all upon the terms and subject to the conditions hereinafter set forth.

C.           As a material inducement to cause the Purchasers to enter into this Agreement and purchase the Units, the Company has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the Parties hereto agree as follows:

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the Company and its Subsidiaries.

 “Affiliate” means any one or more Person controlling, controlled by or under common control with any other Person or their affiliate.

“Business Day” shall mean any day, excluding Saturday, Sunday and any other day on which national banks located in New York, New York shall be closed for business.

 “Certificate of Incorporation” shall mean the certificate of incorporation of the Company, as amended to date.

“Closing Date” shall, with respect to each Purchaser, be that date on or before the date of expiration of the Offering Period on which such Purchaser shall subscribe to the Units and such subscription shall be accepted by the Company’s execution and delivery of this Agreement.

    “Common Stock” shall mean the shares of common stock of the Company, $.01 par value per share, that are authorized for issuance pursuant to the Certificate of Incorporation.

“Dollar” and “$” means lawful money of the United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Statements” shall have the meaning as is defined in Section 3.4 of this Agreement.

“GAAP” means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor Institutes concerning the treatment of any accounting matter.

“Knowledge” means the knowledge after reasonable inquiry.

“Material Adverse Effect” with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries, when taken as a consolidated whole.

“National Securities Exchange” means the collective reference to the New York Stock Exchange, the NYSE Amex Exchange, the Nasdaq Stock Exchange, the FINRA OTC Bulletin Board or any other recognized national securities exchange in the United States.

“Offeree Questionnaire” means the questionnaire to be executed by each Purchaser in the form of Exhibit A annexed hereto and made a part hereof.

“Offering” means the offering of the Units pursuant to this Agreement.

“Offering Memorandum” shall mean the confidential private placement memorandum of the Company dated as of November 23, 2009, in the form of Exhibit C annexed hereto and made a part hereof.

“Offering Period” shall mean the period that commenced as of the Effective Date and shall expire on February 28, 2010, unless such Offering Period shall be extended by the Company as provided in Section 1.6 below.

“Person” means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“Purchase Price” shall mean the total purchase price paid by each Purchaser to the Company for all Units sold to such Purchaser; which Purchase Price shall be the product of multiplying (a) the number of Units sold in this Offering, by (b) the Unit Purchase Price.

        “Placement Agent” means ____________________.

        “Registration Rights Agreement” means the registration rights agreement between the Company and each Purchaser in substantially the form of Exhibit D annexed hereto and made a part hereof.

        “Shares” means the collective reference to (a) the Common Stock included in the Units, and (b) the Warrant Shares.

     “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

    “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means the collective reference to: (i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign); (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

     “Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

 “Transaction Documents” means the collective reference to this Agreement, the Offeree Questionnaire, the Warrant, the Registration Rights Agreement and the Offering Memorandum.

 “Units” means a minimum of $1,000,000 and a maximum of $1,500,000 of Common Stock and Warrants of the Company offered pursuant to this Agreement; each Unit to consist of (a) one share of Common Stock, and (b) a Warrant to purchase three-quarters (0.75) of a share of Common Stock.

         “Unit Purchase Price” shall mean the purchase price for each Unit offered hereby which shall be calculated in accordance with Section 1.1(c) of this Agreement.

 “Warrant” or “Warrants” means the individual or collective reference to the warrant to purchase shares of Common Stock of the Company that are included in each of the Units, and in the form of Exhibit B annexed hereto and made a part hereof.

 “Warrant Shares” means the shares of Common Stock that are issuable upon exercise of the Warrants

ARTICLE I
PURCHASE AND SALE OF THE UNITS

Section 1.1  Purchase and Sale of Units.

(a)  Terms of the Unit.  Upon the terms and conditions set forth in this Agreement, the Company is Offering Units to each Purchaser consisting of (i) one (1) share of the Common Stock of the Company, and (ii) a Warrant to purchase three-quarters (0.75) of a share of Common Stock of the Company.

(b)  Maximum Dollar Amount of Units. A maximum amount of $1,500,000 of Units will be sold in the Offering during the Offering Period, subject to increase as provided in Section 1.6(a) below.

(c)  Unit Purchase Price. Each Unit shall be priced on the Closing Date applicable to each Purchaser, and such price (the “Unit Purchase Price”) shall be equal to $1.40.  Accordingly, the Company shall issue to each Purchaser on the Closing Date applicable to such Purchaser, that number of shares of Common Stock as shall determined by dividing (i) 100% of the proceeds received from such Investor, by (ii) the Unit Purchase Price.

Section 1.2   Minimum Purchase. Each Purchaser shall purchase and pay for not less than 10,000 Units, consisting of 10,000 shares of Common Stock and Warrants entitling the holder to purchase an additional 7,500 shares of Common Stock (the “Minimum Units”); provided, however, that the Company and the Placement Agent may agree to permit a Purchaser to purchase and receive less than the Minimum Units.

Section 1.3  The Warrants. As part of the Units, each Purchaser shall be issued a Warrant which shall:

(a) entitle the Purchaser or any subsequent holder of such Warrant, to purchase that number of shares of Common Stock as shall be equal to seventy-five percent (75%) of the number of shares of Common Stock included in all Units purchased by the Purchaser;

(b) expire July 29, 2013;

(c) have an initial exercise price of $3.00 per share of Common Stock, subject to certain adjustments, as provided therein;

(d) be exercisable beginning six (6) months after the date of issuance; and

(e) be substantially in the form of the Warrant attached hereto as Exhibit B and made a part hereof.

 Section 1.4  Warrant Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to one hundred ten percent (110%) of the number of Warrant Shares.

  Section 1.5  Method of Subscription and Payment of Purchase Price.

(a)  Subject to the terms and conditions hereof, on each Closing Date the Company agrees to issue and sell to the applicable Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, such Purchaser agrees to purchase, for the Unit Purchase Price, that number of Units as are set forth on the signature page of this Agreement next to the name of such Purchaser, and pay to the Company the total Purchase Price for such Units.

(b) Payment of the Purchase Price shall be made either:

(i)          by check payable to the order of “Anslow & Jaclin, LLP-Attorney Trust Account” and referencing “Gulfstream International Group, Inc.;” or

(ii)         by wire transfer of immediately available funds to the following account maintained by the Placement Agent:

Receiving Bank Name:	Wachovia Bank
Receiving Bank ABA#:	031201467
Receiving Bank Address:	Freehold, New Jersey
Beneficiary’s Name:	Anslow & Jaclin, LLP—Attorney Trust Account
Reference:	Gulfstream International Group, Inc.
Beneficiary’s Account #:	2000013292968

(c) Each Purchaser shall, simultaneous with his, her or its payment of the Purchase Price for the Units purchased, execute and deliver to the Placement Agent:

(i)           The Purchaser Signature Page to this Agreement;
(ii)          The Offeree Questionnaire (Exhibit A) completed by the Purchaser; and
(iii)         The signature page to the Registration Rights Agreement (Exhibit D).

(d) On or promptly following such Closing Date, the Company shall execute and deliver to such Purchaser the applicable Warrant included in the Units purchased.

Section 1.6  Closing; Multiple Closings.

(a) The Units shall be sold to each Purchaser at a Closing held on the Closing Date applicable to such Purchaser, and the Company and the Placement Agent shall conduct multiple Closings of sales of Units through and including the date of expiration of the Offering Period.  There shall be no minimum number or dollar amount of Units that must be sold to complete this Offering and all proceeds received from sales of Units during the Offering Period, less applicable compensation payable to the Placement Agent, shall be remitted directly to the Company.

(b) Provided that the Units shall have been properly subscribed for by the applicable Purchaser, funds representing the sale thereof shall have cleared, and all conditions to Closing have been satisfied or waived, the Closing of the purchase and sale of Units by each Purchaser shall take place at the offices of the Placement Agent, 650 Fifth Avenue, New York, New York 10019, (the “Closing”) on any Closing Date which shall be not later than the expiration date of the Offering Period; provided, that the expiration date of the Offering Period may be extended for up to an additional 45 days at the sole discretion of the Company.

        Section 1.7  Exemption from Registration.  The Parties intend that the Units to be issued by the Company to the Purchasers shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

Each of the Purchasers individually (and not jointly) hereby represents and warrants to the Company as follows:

  Section 2.1  Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform this Agreement and each of the other Transaction Documents to which such Purchaser is a party and to purchase the Units being sold to him, her or it hereunder. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party by such Purchaser and the consummation by him, her or it of the transactions contemplated hereby and thereby have been duly authorized by all necessary individual, corporate, partnership or limited liability company action (as applicable), and no further consent or authorization of such Purchaser or other Person, is required. This Agreement and each of the other Transaction Documents to which such Purchaser is a party has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms hereof.

Section 2.2  No Conflicts.The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) if applicable, result in a violation of such Purchaser’s charter documents, bylaws, operating agreement, partnership agreement or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which his, her or its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser. Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or any other Transaction Document to which such Purchaser is a party or to purchase the Units in accordance with the terms hereof, provided, that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

 Section 2.3  Status of Purchaser. Each Purchaser is an “accredited investor” as defined in Regulation D, a “qualified institutional buyer” as defined in Rule 144A, or a “non-US person” as defined in Regulation S. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer, nor an affiliate of a broker-dealer.

  Section 2.4  Acquisition for Investment. Each Purchaser is acquiring the Units, the Common Stock, the Warrants and the Warrant Shares (collectively, the “Securities”) solely for his, her or its own account for the purpose of investment and not with a view to or for sale in connection with a distribution. The Purchaser does not have a present intention to sell the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein (except as provided below), such Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition.

 Section 2.5  Risks of Investment.  Each Purchaser acknowledges that such Purchaser has read and understands the risk factors set forth in the Offering Memorandum, is able to bear the financial risks associated with an investment in the Securities, and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company. Each Purchaser further acknowledges that that the purchase of the Securities involves a significant degree of risk.

 Section 2.6  Reliance on Exemptions.  The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

Section 2.7  Information.  The Purchaser and his, her or its advisors, if any, have (a) received and carefully reviewed a copy of the Offering Memorandum, and (b) had the opportunity to ask questions of management of the Company and its Subsidiaries and have been furnished with all information relating to the business, finances and operations of the Company and information relating to the offer and sale of the Units which have been requested by the Purchaser or its advisors.  Neither such inquiries nor any other due diligence investigation conducted by the Purchaser or any of its advisors or representatives shall modify, amend or affect the Purchaser’s right to rely on the representations and warranties of the Company contained herein.  The Purchaser further represents to the Company that the Purchaser’s decision to enter into this Agreement has been based solely on the independent evaluation of the Purchaser and its representatives.

Section 2.8  Governmental Review.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

Section 2.9  Transfer or Re-sale.  The Purchaser understands that except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be transferred unless (i) the Securities are sold pursuant to an effective registration statement under the Securities Act, (ii) the Purchaser shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be reasonably acceptable to the Company, (iii) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Purchaser who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2.9 and who is an Accredited Purchaser, (iv) the Securities are sold pursuant to Rule 144, or (v) the Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”).  Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

 Section 2.10  Legends.  The Purchaser understands that the Common Stock, the Warrants and the Warrant Shares shall bear a restrictive legend in the form as set forth below.  The Purchaser understands that, until such time as the resale of the Common Stock or the Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates evidencing such Securities):

“Neither the offer nor sale of the securities represented by this certificate has been registered under the Securities Act of 1933, as amended, (the “Act”).  The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under the Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under the Act or unless sold pursuant to Rule 144 or Regulation S under the Act.”

Section 2.11  Residency.  The Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

Section 2.12  Non-Compliance with Continued Listing Standards of NYSE Amex Exchange. The Purchaser acknowledges that the Company is currently not in compliance with certain continued listing standards of the NYSE Amex Exchange, including compliance with specified minimum stockholders equity thresholds when an issuer sustains net losses over a number of years.  The Company has not met the threshold set forth in Section 1003(a) of the NYSE Amex Exchange’s Company Guide because, for the 2008 fiscal year, the Company has stockholder’s equity of less than $2 million and losses from continuing operations and/or net losses in two out of its three most recent fiscal years.  As a result, the Company has received a notice from the NYSE Amex Exchange that it has not met this continued listing requirement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Purchasers, as follows:

Section 3.1  Organization and Good Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

Section 3.2  Authority.  The Company has the corporate power to enter into this Agreement and to perform its obligations hereunder, including the issuance of the Units.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company as required by Delaware law.  The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which the Company is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to the Company or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the respective Certificate of Incorporation or by-laws of the Company.

Section 3.3  Exchange Act Filings; Exchange Listing.

(a)           The Company has timely filed and will continue to file (in each case, subject to 12b-25 extensions) all Form 10-KSB, Form 8-K, Form 10-Q, Form 14-A Proxy Statements and other forms and periodic reports (collectively, SEC Reports”) required to be filed under the Exchange Act, and is a full reporting company under Section 13 or 15(d) of the Exchange Act..

(b)           The disclosures set forth and to be set forth in the SEC Reports are and will be true and correct in all material respects, do not and will not contain any untrue statement of a material fact or omit or will omit to state any fact necessary to make any statement therein not materially misleading.

(c)           The Common Stock is listed for trading on the NYSE:Amex Exchange (the “AMEX”) and, except as otherwise disclosed in the SEC Reports, the Company has (i) complied in all material respects with the rules and regulations of the AMEX, and (ii) no reason to believe that its Common Stock will be delisting from trading on such securities exchange.

Section 3.4  Company Financial Statements.

The Company has furnished to the Purchasers the unaudited consolidated balance sheet as at December 31, 2008 and consolidated statement of operations and statement of cash flows of the Company and its Subsidiaries for the fiscal year then ended, and the unaudited consolidated balance sheet as at September 30, 2009 and the unaudited consolidated statement of operations of the Company and its Subsidiaries for the nine (9) months then ended (collectively, the “Company Financial Statements”).  Except as set forth on the balance sheet dated September 30, 2009, as at such date, the Company and its Subsidiaries has no other material assets and has incurred no other material liabilities, debts or obligations, whether fixed, contingent or otherwise required to be set forth on a balance sheet prepared in accordance with GAAP.  The books of account and other financial records of the Company are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

     Section 3.5  No Material Adverse Effects.  Except as set forth in the SEC Reports or disclosed in the Offering Memorandum, since September 30, 2009:

(a)           there has not been any material adverse change in the financial position of the Company and its Subsidiaries (collectively, the “Company Group”) except changes arising in the ordinary course of business, which changes will in no event have a Material Adverse Effect on the financial position of the Company Group, and will be consistent with the representations made by the Company hereunder.

(b)           there has not been any damage, destruction or loss that would have a Material Adverse Effect on the assets, prospective business, operations or condition (financial or otherwise) of the  Company Group whether or not covered by insurance;

(c)           there has not been any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of  the Common Stock;

(d)           there has not been any sale of an asset (other than in the ordinary course of business) or any mortgage pledge by the Company Group of any properties or assets; or

(e)           there has not been adoption or modification of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

(f)           there has not been any loans or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loans or advance otherwise than in the ordinary course of business;

(g)           except in the ordinary course of business, there has not been any increase in the annual level of compensation of any executive employee of the Company Group; and

(h)           the Company Group has not issued any equity securities or rights to acquire equity securities.

Section 3.6  Taxes.  The Company Group has timely filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date, and there are no deficiencies outstanding.

Section 3.7  Compliance with Laws.   The Company Group has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would have a Material Adverse Effect.

Section 3.8  Actions and Proceedings.  The Company Group is not a Party to any pending litigation or, to its knowledge, any governmental proceedings are threatened against the Company Group, that could reasonably be expected to have a Material Adverse Effect.

         Section 3.9  Access to Records.  The corporate financial records, minute books, and other documents and records of the Company have been made available to the Purchasers prior to the Closing hereof.

Section 3.11  Brokers or Finders.  Except for the payment to the Placement Agent of (a) commissions in the amount of 9% of the total Purchase Price received by the Company from the Offering from the sale of all Units, (b) a non-accountable expense allowance equal to 2% of the total Purchase Price received by the Company from the Offering from the sale of all Units, and (c) warrants (the “Placement Agent Warrants”) entitling the holder to receive Common Stock and warrants equal to 8% of the aggregate number of Units sold in the Offering (collectively, the “Placement Agent Compensation”), no commissions, brokers' fees or finder's fee will be payable by the Company in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of the Company.

Section 3.12   Expenses.   It is understood and agreed that following the execution of this Agreement, any and all legal or other fees and expenses with respect to any filings, documentation and related matters with respect to the consummation of the transactions contemplated hereby shall be the sole responsibility of the Company, and that the Purchasers shall not be responsible for any such expenses or legal or other fees.

ARTICLE IV
CONDITIONS

Section 4.1  Conditions Precedent to the Obligation of the Company to Sell the Units. The obligation hereunder of the Company to issue and sell the Units, the Common Stock and the Warrants to each Purchaser is subject to the satisfaction or waiver, on or before the applicable Closing Date, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)    Accuracy of Each Purchaser’s Representations and Warranties. The representations and warranties of each Purchaser in this Agreement and each of the other Transaction Documents to which such Purchaser is a party shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)    Performance by the Purchaser. Each Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

(c)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)     Delivery of Purchase Price. The Purchase Price for the Units delivered by the applicable Purchaser to the Placement Agent and such funds shall have cleared.

(e)     Delivery of Transaction Documents. The Transaction Documents to which the Purchaser is a party shall have been duly executed and delivered by the applicable Purchaser to the Placement Agent or the Company.

Section 4.2  Conditions Precedent to the Obligation of the Purchaser to Purchase the Units. The obligation hereunder of each Purchaser to acquire and pay for the Units is subject to the satisfaction or waiver, at or before the applicable Closing Date, of each of the conditions set forth below. These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion.

(a)           Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all respects as of such date.

(b)           Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e)           Registration Rights Agreement. On the Closing Date, the Company shall have executed and delivered the Registration Rights Agreement to the Placement Agent for the benefit of the Purchaser.

(f)    Stock Certificates and Warrant. On or before the applicable Closing Date, the Company shall have executed and delivered to the Placement Agent for the benefit of the Purchaser the certificates (in such denominations as such Purchaser shall request) for the Common Stock and the Warrant being acquired by such Purchaser at the applicable Closing (in such denominations as such Purchaser shall request) to such address set forth next to the name of the Purchaser on the Purchaser Signature Page to this Agreement.

(g)    Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrants, a number of shares of Common Stock equal to one hundred ten percent (110%) of the aggregate number of Warrant Shares issuable upon exercise of the number of Warrants issued or to be issued pursuant to this Agreement.

(h)           Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

ARTICLE V
MISCELLANEOUS

Section 5.1  Survival of Representations. Notwithstanding any right of either Party to investigate the affairs of the other Party, each Party has the right to rely fully upon representations, warranties, covenants and agreements of the other Party contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for twelve (12) months following the Closing.

Section 5.2  Waivers.  The waiver of a breach of this Agreement or the failure of any Party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

Section 5.3  Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the Parties or the duly authorized representatives of the respective Parties.

Section 5.4   Assignment.  This Agreement is not assignable except by operation of law.

Section 5.5   Notice.  Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other Party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

Section 5.6  Governing Law.  This Agreement shall be construed, and the legal relations between the Parties determined, in accordance with the laws of the State of New York, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

Section 5.7  Publicity.  No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either Party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other Party.

Section 5.8  Entire Agreement.  This Agreement and the Units executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the Parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, with respect hereof.

Section 5.9  Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 5.10  Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

       Section 5.11  Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

Section 5.12  Binding Effect.  This Agreement shall be binding upon the Parties hereto and inure to the benefit of the Parties, their respective heirs, administrators, executors, successors and assigns.

Section 5.13  Facsimile Signatures.  This Agreement and the Transaction Documents may be executed and delivered by facsimile or pdf electronic mail, and all signatures shall, for purposes of this Agreement and such transaction documents, be deemed to be originals and legally binding upon such signatory.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

GULFSTREAM INTERNATIONAL GROUP, INC.
(a Delaware corporation)

By:	/s/
David Hackett, President

Purchaser Signature Page 16 of 16

By:
Name
Title

[Name of Purchaser – individual]

Name

Address of Purchaser

telephone:
fax:
email:
Number of Units Purchased: _____________
(Minimum 10,000 Units)

Total Purchase Price: $______________
(No. of Units Purchased x the Unit Purchase Price)